THIS PRIVATE PLACEMENT SUBSCRIPTION AGREEMENT RELATES TO AN OFFERING OF SECURITIES IN AN OFFSHORE TRANSACTION TO PERSONS WHO ARE NOT U.S. PERSONS (AS DEFINED HEREIN) PURSUANT TO REGULATION S UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "1933 ACT").

THE SECURITIES TO WHICH THIS PRIVATE PLACEMENT SUBSCRIPTION AGREEMENT (THE "SUBSCRIPTION AGREEMENT") RELATES HAVE NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE, AND WILL BE ISSUED IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "1933 ACT"), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE 1933 ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE 1933 ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS. HEDGING TRANSACTIONS INVOLVING THE SECURITIES MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH THE 1933 ACT. "UNITED STATES" AND "U.S. PERSON" ARE AS DEFINED BY REGULATION S UNDER THE 1933 ACT.

SWAV ENTERPRISES LTD.

PRIVATE PLACEMENT SUBSCRIPTION AGREEMENT

***(NON-UNITED STATES RESIDENT SUBSCRIBERS ONLY)***

INSTRUCTIONS TO PURCHASER

1.	The purchaser is to complete all the information in the boxes on page 2 and sign where indicated with an “X”.
2.	ALL PURCHASERS MUST COMPLETE THE CERTIFICATE OF EXEMPTION that begins on page 5.
4.	All other information must be filled in where appropriate.

This is  Page 2 of 17 pages of a subscription agreement and related appendices, schedules and forms. Collectively, these pages together are referred to as the “Subscription Agreement”.

PRIVATE PLACEMENT SUBSCRIPTION AGREEMENT

TO:	SWAV ENTERPRISES LTD. (the “Issuer”), of Unit 628, 138 – 4th Ave. SE , Calgary, Alberta, Canada, T2G 4Z6

Subject and pursuant to the terms set out in the Terms on pages 3 to 4, the General Provisions on pages 11 to 17 and the other schedules and appendices attached which are hereby incorporated by reference, the Purchaser hereby irrevocably subscribes for, and on Closing will purchase from the Issuer, the following securities at the following price:

Shares
CAD$0.03 per Share for a total purchase price of CAD$
The Purchaser owns, directly or indirectly, the following securities of the Issuer:

[Check if applicable] The Purchaser is [ ] an insider of the Issuer or [ ] a member of the professional group

The Purchaser directs the Issuer to issue, register and deliver the certificates representing the Purchased Securities as follows:

REGISTRATION INSTRUCTIONS	DELIVERY INSTRUCTIONS

Name to appear on certificate	Name and account reference, if applicable

Account reference if applicable	Contact name

Address	Address

Telephone Number

EXECUTED by the Purchaser this _______ day of _____________, 2008. By executing this Subscription Agreement, the Purchaser certifies that the Purchaser and any beneficial purchaser for whom the Purchaser is acting is resident in the jurisdiction shown as the “Address of Purchaser”.

WITNESS:	EXECUTION BY PURCHASER:
X
Signature of Witness	Signature of individual (if Purchaser is an individual)
X
Name of Witness	Authorized signatory (if Purchaser is not an individual)

Address of Witness	Name of Purchaser (please print)

Name of authorized signatory (please print)
Accepted this _____ day of ____________, 2008
SWAV ENTERPRISES LTD.	Address of Purchaser (residence)
Per:
Telephone Number
Authorized Signatory
E-mail address

Social Security/Insurance No.:

By signing this acceptance, the Issuer agrees to be bound by the Terms on pages 3 to 4, the General Provisions on pages 11 to 17 and the other schedules and appendices incorporated by reference. If funds are delivered to the Company’s lawyers, they are authorized to release the funds to the Issuer.

Subscription Agreement (with related appendices, schedules and forms)	Page 3 of 17

TERMS

Reference date of this Subscription Agreement	_____________________, 2008 (the “Agreement Date”)

The Offering

Subscription Agreement (with related appendices, schedules and forms)	Page 4 of 17

Closing Date

The completion of the sale and purchase of the Shares may take place in one or more closings, on a date or dates as agreed to by the Issuer and the Purchaser. Payment for, and delivery of the Shares, is scheduled to occur on or about June 30, 2008, or such later date as may be agreed upon by the Issuer and the Purchaser (the “Closing Date”).

Additional definitions

In the Subscription Agreement, the following words have the following meanings unless otherwise indicated:

(a) “Purchased Securities” means the Shares purchased under this Subscription Agreement; and

(b)   Securities” means the Shares (to be issued on a post-split basis).

The Issuer

Jurisdiction of organization	The Issuer is incorporated under the laws of the State of Nevada.
Stock exchange listings	None
Securities Legislation Applicable to the Issuer

The “Securities Legislation Applicable to the Issuer” are the US Securities Exchange Act of 1934, and the Securities Commission having jurisdiction over the Issuer is the United States Securities and Exchange Commission.

End of Terms

Subscription Agreement (with related appendices, schedules and forms)	Page 5 of 17

Each Subscriber is required to complete and execute this Certificate. All Subscribers must complete and meet the criteria set out in at least one of Categories 1 to 4 .

CERTIFICATE FOR EXEMPTION

In addition to the representations, warranties acknowledgments and agreements contained in the Subscription to which this Certificate for Exemption is attached, the Subscriber, for itself and on behalf of any person for whom it is acting, hereby represents, warrants and certifies to the Issuer that the Subscriber and any person for whom it is acting is purchasing the securities set out in the Subscription to which this is attached as principal, is resident in the jurisdiction set out on the face page hereof and: [check all appropriate boxes]

* * * * * * *

ALL SUBSCRIBERS

(All Subscribers must meet the criteria in at least one of Categories 1 to 4)

Category 1: Accredited Investor

The Subscriber and any person for whom it is acting is [check appropriate boxes]

(a) a Canadian financial institution, or a Schedule III bank;
(b) the Business Development Bank of Canada incorporated under the Business Development Bank of Canada Act (Canada);

(c)     a subsidiary of any person referred to in paragraphs (a) or (b), if the person owns all of the voting securities of the subsidiary, except the voting securities required by law to be owned by directors of that subsidiary;

(d)    a person registered under the securities legislation of a jurisdiction of Canada as an adviser or dealer, other than a person registered solely as a limited market dealer under one or both of the Securities Act (Ontario) or the Securities Act (Newfoundland and Labrador);

(e) an individual registered or formerly registered under the securities legislation of a jurisdiction of Canada as a representative of a person referred to in paragraph (d);
(f) the Government of Canada or a jurisdiction of Canada, or any crown corporation, agency or wholly owned entity of the Government of Canada or a jurisdiction of Canada;

(g)    a municipality, public board or commission in Canada or a metropolitan community, school board, the Comité de gestion de la taxe scolaire de l’île de Montréal or an intermunicipal management board in Québec;

(h) a national, federal, state, provincial, territorial or municipal government of or in any foreign jurisdiction, or an agency of that government;
(i) a pension fund that is regulated by either the Office of the Superintendent of Financial Institutions (Canada) or a pension commission or similar regulatory authority of a jurisdiction of Canada;

(j)     an individual who, either alone or with a spouse, beneficially owns, directly or indirectly, financial assets having an aggregate realizable value that before taxes, but net of any related liabilities, exceeds $1,000,000;

_________

(k)    an individual whose net income before taxes exceeded $200,000 in each of the two most recent calendar years or whose net income before taxes combined with that of a spouse exceeded $300,000 in each of the two most recent calendar years and who, in either case, reasonably expects to exceed that net income level in the current calendar year;

Subscription Agreement (with related appendices, schedules and forms)	Page 6 of 17

(l) an individual who, either alone or with a spouse, has net assets of at least $5,000,000;
_________

(m)   a person, other than an individual or investment fund, that has net assets of at least $5,000,000 as shown on its most recently prepared financial statements and that was not created or used solely to purchase or hold securities as an accredited investor under this paragraph (m);

_________

(n)    an investment fund that distributes or has distributed its securities only to;

A.       a person that is or was an accredited investor at the time of the distribution;

B.       a person that acquires or acquired securities in the circumstances referred to in sections 2.10 of NI 45-106 [Minimum amount investment], or 2.19 of NI 45-106 [Additional investment in investment funds], or

C.       a person described in paragraph (i) or (ii) that acquires or acquired securities under section 2.18 of NI 45-106 [Investment fund reinvestment];

(o)    an investment fund that distributes or has distributed securities under a prospectus in a jurisdiction of Canada for which the regulator, or, in Québec, the securities regulatory authority has issued a receipt;

_________

(p)    a trust company or trust corporation registered or authorized to carry on business under the Trust and Loan Companies Act (Canada) or under comparable legislation in a jurisdiction of Canada or foreign jurisdiction, acting on behalf of a fully managed account managed by the trust company or trust corporation, as the case may be;

_________

(q)    a person acting on behalf of a fully managed account managed by that person, if that person

A.       is registered or authorized to carry on business as an adviser or the equivalent under the securities legislation of a jurisdiction of Canada or a foreign jurisdiction, and

B.       in Ontario, is purchasing a security that is not a security of an investment fund;

_________

(r)     a registered charity under the Income Tax Act (Canada) that, in regard to the trade, has obtained advice from an eligibility adviser or an adviser registered under the securities legislation of the jurisdiction of the registered charity to give advice on the securities being traded;

(s) an entity organized in a foreign jurisdiction that is analogous to any of the entities referred to in paragraphs (a) to (d) or paragraph (i) in form and function;

(t)     a person in respect of which all of the owners of interests, direct, indirect or beneficial, except the voting securities required by law to be owned by directors, are persons that are accredited investors;

(u) an investment fund that is advised by a person registered as an adviser or a person that is exempt from registration as an adviser; or
_________	(v) a person that is recognized or designated by the securities regulatory authority or, except in Ontario and Québec, the regulator as A. an accredited investor, or B. an exempt purchaser in Alberta.

Subscription Agreement (with related appendices, schedules and forms)	Page 7 of 17

Category 2: Family, Friends and Business Associates

The Subscriber and any person for whom it is acting is [check appropriate boxes]

[ ]	(a) a director, executive officer or control person of the Issuer or of an affiliate of the Issuer; ;
[ ]	(b) a spouse, parent, grandparent, brother, sister or child of a director, executive officer or control person of the Issuer or an affiliate of the Issuer, namely ;
[ ]	(c) a parent, grandparent, brother, sister or child of the spouse of a director, executive officer or control person of the Issuer or of an affiliate of the Issuer, namely ;
[ ]	(d) a close personal friend* or close business associate** of a director, executive officer or control person of the Issuer or of an affiliate of the Issuer, namely ;
[ ]	(e) a founder of the Issuer; ;
[ ]	(f) a spouse, parent, grandparent, brother, sister or child of a founder of the Issuer, namely ;
[ ]	(g) a parent, grandparent, brother, sister or child of the spouse of a founder of the Issuer, namely ;
[ ]	(h) a close personal friend* or close business associate** of a founder of the Issuer, namely ;
[ ]	(i) a person of which a majority of the voting securities are beneficially owned by, or a majority of the directors are, persons described in paragraphs (a) to (h); or
[ ]	(j) a trust or estate of which all of the beneficiaries or a majority of the trustees are persons described in paragraphs (a) to (h),

If the Subscriber and any person for whom it is acting is a resident of SASKATCHEWAN and has checked box (d) or (h) above, or has checked box (i) or (j) above and the exemption is based, in whole or in part, on a close personal friendship or close business association by any of the requisite persons of the person described in (i) or the trust or estate described in (j), the Subscriber must also complete Form 1B – "Saskatchewan Close Personal Friends and Close Business Associates Risk Acknowledgment".

*

for purposes of this Certificate, "close personal friend" means an individual who has known the named director, executive officer, control person or founder well enough and for a sufficient period of time to be in a position to assess the capabilities and trustworthiness of that person. The term “close personal friend” can include a family member who is not already specifically identified in paragraphs (b), (c), (f) or (g) if the family member otherwise meets the criteria described above. An individual’s relationship with the named director, executive officer, control person or founder must be direct. An individual is not a "close personal friend" solely because that individual is a relative, a client, customer, former client or former customer of, or is a member of the same organization, association or religious group as, the named director, executive officer, control person or founder.

**

for purposes of this Certificate, "close business associate" means an individual who has had sufficient prior business dealings with the named director, executive officer, control person or founder to be in a position to assess the capabilities and trustworthiness of that person. An individual’s relationship with the named director, executive officer, control person or founder must be direct. An individual is not a "close business associate" solely because that individual is a client, customer, former client or former customer of, or is a casual business associate of, or is a person introduced or solicited for the purpose of purchasing securities by, the named director, executive officer, control person or founder

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Category 3: $150,000 Purchaser

[ ]

The Subscriber and any person for whom it is acting has an acquisition cost for the Shares of not less than $150,000 paid in cash, and is not a person that is or has been created or used solely to purchase or hold securities in reliance on the exemption provided by section 2.5 of NI45-106.

Category 4: Non-North American Subscribers

[ ]	The Subscriber does not meet any of the criteria set out in Categories 1 through 4 herein, but the Subscriber is resident of a jurisdiction other than Canada or the United States.

* * * * * * *

The representations, warranties, statements and certification made in this Certificate are true and accurate as of the date of this Certificate and will be true and accurate as of the Closing. If any such representation, warranty, statement or certification becomes untrue or inaccurate prior to the Closing, the Subscriber shall give the Issuer immediate written notice thereof.

The Subscriber acknowledges and agrees that the Issuer will and can rely on this Certificate in connection with the Subscriber's Subscription.

EXECUTED by the Subscriber at ______________________ this _____ day of _______________, 20____.

If a corporation, partnership or other entity:	If an individual:

Print Name of Subscriber	Print Name

Signature of Authorized Signatory	Signature

Name and Position of Authorized Signatory	Jurisdiction of Residence

Jurisdiction of Residence

Subscription Agreement (with related appendices, schedules and forms)	Page 9 of 17

FORM 1B

FORM 45-106F4 RISK ACKNOWLEDGEMENT

Saskatchewan Close Personal Friends and Close Business Associates

INSTRUCTION:	THE PURCHASER MUST SIGN 2 COPIES OF THIS FORM. THE PURCHASER AND THE ISSUER MUST EACH RECEIVE A SIGNED COPY.

I acknowledge that this is a risky investment:

•      I am investing entirely at my own risk.

•      No securities regulatory authority has evaluated or endorsed the merits of these securities.

•      The person selling me these securities is not registered with a securities regulatory authority and has no duty to tell me whether this investment is suitable for me.

•      I will not be able to sell these securities for 4 months.

•      I could lose all the money I invest.

•      I do not have a 2-day right to cancel my purchase of these securities or the statutory rights of action for misrepresentation I would have if I were purchasing the securities under a prospectus.

I am investing $                                                  [total consideration] in total; this includes any amount I am obliged to pay in future.

I am a close personal friend or close business associate of                                                                                     [state name]
who is a                                                                         [state title – founder, director, executive officer or control person] of
Swav Enterprises Ltd.

I acknowledge that I am purchasing based on my close relationship with
[state title – founder, director, executive officer or control person] whom I know well enough and for a sufficient period of time to be able to assess his/her capabilities and trustworthiness.

I acknowledge that this is a risky investment and that I could lose all the money I invest.

Date                       Signature of Subscriber

                      Print Name of Subscriber

SIGN 2 COPIES OF THIS DOCUMENT. KEEP ONE COPY FOR YOUR RECORDS.

W A R N I N G

You are buying Exempt Market Securities

They are called exempt market securities because two parts of securities law do not apply to them. If an issuer wants to sell exempt market securities to you:

Subscription Agreement (with related appendices, schedules and forms)	Page 10 of 17

•	the issuer does not have to give you a prospectus (a document that describes the investment in detail and gives you some legal protections), and
•	the securities do not have to be sold by an investment dealer registered with a securities regulatory authority.

There are restrictions on your ability to resell exempt market securities. Exempt market securities are more risky than other securities.

You may not receive any written information about the issuer or its business

If you have any questions about the issuer or its business, ask for written clarification before you purchase the securities. You should consult your own professional advisers before investing in the securities.

You will not receive advice

Unless you consult your own professional advisers, you will not get professional advice about whether the investment is suitable for you.

The securities you are buying are not listed

The securities you are buying are not listed on any stock exchange, and they may never be listed. There may be no market for these securities. You may never be able to sell these securities.

For more information on the exempt market, refer to the Saskatchewan Financial Services Commission's website at http://www.sfsc.gov.sk.ca.

* * * * * * *

INSTRUCTION:	THE PURCHASER MUST SIGN 2 COPIES OF THIS FORM. THE PURCHASER AND THE ISSUER MUST EACH RECEIVE A SIGNED COPY.

Subscription Agreement (with related appendices, schedules and forms)	Page 11 of 17

GENERAL PROVISIONS

1.	DEFINITIONS

1.1           In the Subscription Agreement (including the first (cover) page, the Terms on pages 3 to 4, the General Provisions on pages 11 to 17 and the other schedules and appendices incorporated by reference), the following words have the following meanings unless otherwise indicated:

(a)	“1933 Act” means the United States Securities Act of 1933, as amended;
(b)

“Applicable Legislation” means the Securities Legislation Applicable to the Issuer (as defined on page 4) and all legislation incorporated in the definition of this term in other parts of the Subscription Agreement, together with the regulations and rules made and promulgated under that legislation and all administrative policy statements, blanket orders and rulings, notices and other administrative directions issued by the Commissions;

(c)	“Closing” means the completion of the sale and purchase of the Purchased Securities;
(d)	“Closing Date” has the meaning assigned in the Terms;
(e)	“Closing Year” means the calendar year in which the Closing takes place;
(f)	“Commissions” means the Commissions with Jurisdiction over the Issuer and the securities commissions incorporated in the definition of this term in other parts of the Subscription Agreement;
(g)	“Final Closing” means the last closing under the Private Placement;
(h)	“General Provisions” means those portions of the Subscription Agreement headed “General Provisions” and contained on pages 11 to 17;
(i)	“Private Placement” means the offering of the Shares on the terms and conditions of this Subscription Agreement;
(j)	“Purchased Securities” has the meaning assigned in the Terms;
(k)	“Regulatory Authorities” means the Commissions;
(l)	“Securities” has the meaning assigned in the Terms;
(m)	“Subscription Agreement” means the first (cover) page, the Terms on pages 3 to 4, the General Provisions on pages 11 to 17 and the other schedules and appendices incorporated by reference; and

(n)	“Terms” means those portions of the Subscription Agreement headed “Terms” and contained on pages 3 to 4.

1.2           In the Subscription Agreement, the following terms have the meanings defined in Regulation S: “Directed Selling Efforts”, “Foreign Issuer”, “Substantial U.S. Market Interest”, “U.S. Person” and “United States”.

1.3           In the Subscription Agreement, unless otherwise specified, currencies are indicated in CAD dollars.

1.4           In the Subscription Agreement, other words and phrases that are capitalized have the meanings assigned to them in the body hereof.

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2.	Acknowledgements, REPRESENTATIONS AND WARRANTIES OF PURCHASER
2.1	Acknowledgements concerning offering

The Purchaser acknowledges that:

(w)

none of the Shares have been registered under the 1933 Act, or under any state securities or "blue sky" laws of any state of the United States, and, unless so registered, may not be offered or sold in the United States or, directly or indirectly, to U.S. Persons, as that term is defined in Regulation S under the 1933 Act ("Regulation S"), except in accordance with the provisions of Regulation S, pursuant to an effective registration statement under the 1933 Act, or pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the 1933 Act and in each case in accordance with applicable state and provincial securities laws;

(x)	the Purchaser acknowledges that the Issuer has not undertaken, and will have no obligation, to register any of the Shares under the 1933 Act;
(y)	the decision to execute this Agreement and acquire the Shares hereunder has not been based upon any oral or written representation as to fact or otherwise made by or on behalf of the Issuer;
(z)	neither the SEC nor any other securities commission or similar regulatory authority has reviewed or passed on the merits of the Shares;
(aa)	there is no government or other insurance covering any of the Shares;
(bb)	there are risks associated with an investment in the Shares;
(cc)

the Purchaser has not acquired the Shares as a result of, and will not itself engage in, any directed selling efforts in the United States in respect of the Shares which would include any activities undertaken for the purpose of, or that could reasonably be expected to have the effect of, conditioning the market in the United States for the resale of any of the Shares; provided, however, that the Purchaser may sell or otherwise dispose of the Shares pursuant to registration thereof under the 1933 Act and any applicable state and provincial securities laws or under an exemption from such registration requirements;

(dd)

the Purchaser and the Purchaser's advisor(s) have had a reasonable opportunity to ask questions of and receive answers from the Issuer in connection with the distribution of the Shares hereunder, and to obtain additional information, to the extent possessed or obtainable without unreasonable effort or expense, necessary to verify the accuracy of the information about the Issuer;

(ee)

the books and records of the Issuer were available upon reasonable notice for inspection, subject to certain confidentiality restrictions, by the Purchaser during reasonable business hours at its principal place of business, and all documents, records and books in connection with the distribution of the Shares hereunder have been made available for inspection by the Purchaser, the Purchaser's lawyer and/or advisor(s);

(ff)

the Purchaser will indemnify and hold harmless the Issuer and, where applicable, its directors, officers, employees, agents, advisors and shareholders, from and against any and all loss, liability, claim, damage and expense whatsoever (including, but not limited to, any and all fees, costs and expenses whatsoever reasonably incurred in investigating, preparing or defending against any claim, lawsuit, administrative proceeding or investigation whether commenced or threatened) arising out of or based upon any representation or warranty of the Purchaser contained herein or in any document furnished by the Purchaser to the Issuer in connection herewith being untrue in any material respect or any breach or failure by the Purchaser to comply with any covenant or agreement made by the Purchaser to the Issuer in connection therewith;

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(gg)

the Shares are not listed on any stock exchange or automated dealer quotation system and no representation has been made to the Purchaser that any of the Shares will become listed on any stock exchange or automated dealer quotation system;

(hh)

the Issuer will refuse to register any transfer of the Shares not made in accordance with the provisions of Regulation S, pursuant to an effective registration statement under the 1933 Act or pursuant to an available exemption from the registration requirements of the 1933 Act and in accordance with applicable state and provincial securities laws;

(ii)

the statutory and regulatory basis for the exemption claimed for the offer of the Shares, although in technical compliance with Regulation S, would not be available if the offering is part of a plan or scheme to evade the registration provisions of the 1933 Act or any applicable state and provincial securities laws;

(jj)

the Purchaser has been advised to consult the Purchaser's own legal, tax and other advisors with respect to the merits and risks of an investment in the Shares and with respect to applicable resale restrictions, and it is solely responsible (and the Issuer is not in any way responsible) for compliance with:

(i)	any applicable laws of the jurisdiction in which the Purchaser is resident in connection with the distribution of the Shares hereunder, and
(ii)	applicable resale restrictions;
(kk)

this Agreement is not enforceable by the Purchaser unless it has been accepted by the Issuer, and the Purchaser acknowledges and agrees that the Issuer reserves the right to reject any subscription for any reason; and

(ll)

By executing and delivering this Agreement, each Subscriber will have directed the Issuer not to include a Canadian Legend on any certificates representing the Shares to be issued to such Subscriber. As a consequence, the Subscriber will not be able to rely on the resale provisions of Multilateral Instrument 45-102, and any subsequent trade in the Securities during or after the Canadian hold period described therein will be a distribution subject to the prospectus and registration requirements of Canadian securities legislation, to the extent that the trade is at that time subject to any such Canadian securities legislation.

2.2	Representations by the purchaser

The Purchaser represents and warrants to the Issuer that, as at the Agreement Date and at the Closing:

(a)

the Purchaser has the legal capacity and competence to enter into and execute this Agreement and to take all actions required pursuant hereto and, if the Purchaser is a corporation, it is duly incorporated and validly subsisting under the laws of its jurisdiction of incorporation and all necessary approvals by its directors, shareholders and others have been obtained to authorize execution and performance of this Agreement on behalf of the Purchaser;

(b)

the entering into of this Agreement and the transactions contemplated hereby do not result in the violation of any of the terms and provisions of any law applicable to the Purchaser or of any agreement, written or oral, to which the Purchaser may be a party or by which the Purchaser is or may be bound;

(c)	the Purchaser has duly executed and delivered this Agreement and it constitutes a valid and binding agreement of the Purchaser enforceable against the Purchaser in accordance with its terms;

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(d)	the Purchaser is not acquiring the Shares for the account or benefit of, directly or indirectly, any U.S. Person;
(e)	the Purchaser is not a U.S. Person;
(f)	the Purchaser is resident in the jurisdiction set out under the heading "Name and Address of Purchaser" on the signature page of this Agreement;
(g)	the sale of the Shares to the Purchaser as contemplated in this Agreement complies with or is exempt from the applicable securities legislation of the jurisdiction of residence of the Purchaser;
(h)

the Purchaser is acquiring the Shares for investment only and not with a view to resale or distribution and, in particular, it has no intention to distribute either directly or indirectly any of the Shares in the United States or to U.S. Persons;

(i)

the Purchaser is outside the United States when receiving and executing this Agreement and is acquiring the Shares as principal for the Purchaser's own account, for investment purposes only, and not with a view to, or for, resale, distribution or fractionalisation thereof, in whole or in part, and no other person has a direct or indirect beneficial interest in such Shares;

(j)

the Purchaser is not an underwriter of, or dealer in, the common shares of the Issuer, nor is the Purchaser participating, pursuant to a contractual agreement or otherwise, in the distribution of the Shares;

(k)

the Purchaser (i) is able to fend for him/her/itself in the Subscription; (ii) has such knowledge and experience in business matters as to be capable of evaluating the merits and risks of its prospective investment in the Shares; and (iii) has the ability to bear the economic risks of its prospective investment and can afford the complete loss of such investment;

(l)

the Purchaser acknowledges that the Purchaser has not acquired the Shares as a result of, and will not itself engage in, any "directed selling efforts" (as defined in Regulation S under the 1933 Act) in the United States in respect of the Shares which would include any activities undertaken for the purpose of, or that could reasonably be expected to have the effect of, conditioning the market in the United States for the resale of the Shares; provided, however, that the Purchaser may sell or otherwise dispose of the Shares pursuant to registration of the Shares pursuant to the 1933 Act and any applicable state and provincial securities laws or under an exemption from such registration requirements and as otherwise provided herein;

(m)

the Purchaser understands and agrees that none of the Shares have been registered under the 1933 Act, or under any state securities or "blue sky" laws of any state of the United States, and, unless so registered, may not be offered or sold in the United States or, directly or indirectly, to U.S. Persons except in accordance with the provisions of Regulation S, pursuant to an effective registration statement under the 1933 Act, or pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the 1933 Act;

(n)

the Purchaser understands and agrees that offers and sales of any of the Shares prior to the expiration of a period of one year after the date of original issuance of the Shares (the one year period hereinafter referred to as the "Distribution Compliance Period") shall only be made in compliance with the safe harbor provisions set forth in Regulation S, pursuant to the registration provisions of the 1933 Act or an exemption therefrom, and that all offers and sales after the Distribution Compliance Period shall be made only in compliance with the registration provisions of the 1933 Act or an exemption therefrom and in each case only in accordance with applicable state and provincial securities laws;

Subscription Agreement (with related appendices, schedules and forms)	Page 15 of 17

(o)

the Purchaser understands and agrees not to engage in any hedging transactions involving any of the Shares unless such transactions are in compliance with the provisions of the 1933 Act and in each case only in accordance with applicable state and provincial securities laws;

(p)

the Purchaser understands and agrees that the Issuer will refuse to register any transfer of the Shares not made in accordance with the provisions of Regulation S, pursuant to an effective registration statement under the 1933 Act or pursuant to an available exemption from the registration requirements of the 1933 Act;

(q)

the Purchaser is not aware of any advertisement of any of the Shares and is not acquiring the Shares as a result of any form of general solicitation or general advertising including advertisements, articles, notices or other communications published in any newspaper, magazine or similar media or broadcast over radio or television, or any seminar or meeting whose attendees have been invited by general solicitation or general advertising; and

(r)	no person has made to the Purchaser any written or oral representations:
(i)	that any person will resell or repurchase any of the Shares;
(ii)	that any person will refund the purchase price of any of the Shares;
(iii)	as to the future price or value of any of the Shares; or
(iv)

that any of the Shares will be listed and posted for trading on any stock exchange or automated dealer quotation system or that application has been made to list and post any of the Shares of the Issuer on any stock exchange or automated dealer quotation system.

2.3	Reliance, indemnity and notification of changes

The representations and warranties in the Subscription Agreement (including the first (cover) page, the Terms on pages 3 to 4, the General Provisions on pages 11 to 17 and the other schedules and appendices incorporated by reference) are made by the Purchaser with the intent that they be relied upon by the Issuer in determining its suitability as a purchaser of Purchased Securities, and the Purchaser hereby agrees to indemnify the Issuer against all losses, claims, costs, expenses and damages or liabilities which any of them may suffer or incur as a result of reliance thereon. The Purchaser undertakes to notify the Issuer immediately of any change in any representation, warranty or other information relating to the Purchaser set forth in the Subscription Agreement (including the first (cover) page, the Terms on pages 3 to 4, the General Provisions on pages 11 to 17 and the other schedules and appendices incorporated by reference) which takes place prior to the Closing.

2.4	Survival of representations and warranties

The representations and warranties contained in this Section will survive the Closing.

3.	ISSUER'S ACCEPTANCE

The Subscription Agreement, when executed by the Purchaser, and delivered to the Issuer, will constitute a subscription for Shares which will not be binding on the Issuer until accepted by the Issuer by executing the Subscription Agreement in the space provided on the face page(s) of the Agreement and, notwithstanding the Agreement Date, if the Issuer accepts the subscription by the Purchaser, the Subscription Agreement will be entered into on the date of such execution by the Issuer.

4.	CLOSING

4.1           On or before the end of the fifth business day before the Closing Date, the Purchaser will deliver to the Issuer the Subscription Agreement and all applicable schedules and required forms, duly executed, and payment in full for the total price of the Purchased Securities to be purchased by the Purchaser.

Subscription Agreement (with related appendices, schedules and forms)	Page 16 of 17

4.2           At Closing, the Issuer will deliver to the Purchaser the certificates representing the Purchased Securities purchased by the Purchaser registered in the name of the Purchaser or its nominee, or as directed by the Purchaser.

5.	MISCELLANEOUS

5.1           The Purchaser agrees to sell, assign or transfer the Securities only in accordance with the requirements of applicable securities laws and any legends placed on the Securities as contemplated by the Subscription Agreement.

5.2           The Purchaser hereby authorizes the Issuer to correct any minor errors in, or complete any minor information missing from any part of the Subscription Agreement and any other schedules, forms, certificates or documents executed by the Purchaser and delivered to the Issuer in connection with the Private Placement.

5.3           The Issuer may rely on delivery by fax machine of an executed copy of this subscription, and acceptance by the Issuer of such faxed copy will be equally effective to create a valid and binding agreement between the Purchaser and the Issuer in accordance with the terms of the Subscription Agreement.

5.4           Without limitation, this subscription and the transactions contemplated by this Subscription Agreement are conditional upon and subject to the Issuer’s having obtained such regulatory approval of this subscription and the transactions contemplated by this Subscription Agreement as the Issuer considers necessary.

5.5           This Subscription Agreement is not assignable or transferable by the parties hereto without the express written consent of the other party to this Subscription Agreement.

5.7          Except as expressly provided in this Subscription Agreement and in the agreements, instruments and other documents contemplated or provided for in this Subscription Agreement, this Subscription Agreement contains the entire agreement between the parties with respect to the Securities and there are no other terms, conditions, representations or warranties whether expressed, implied, oral or written, by statute, by common law, by the Issuer, or by anyone else.

5.8	The parties to this Subscription Agreement may amend this Subscription Agreement only in writing.

5.9           This Subscription Agreement enures to the benefit of and is binding upon the parties to this Subscription Agreement and their successors and permitted assigns.

5.10         A party to this Subscription Agreement will give all notices to or other written communications with the other party to this Subscription Agreement concerning this Subscription Agreement by hand or by registered mail addressed to the address given on page 1.

5.11	This Subscription Agreement is to be read with all changes in gender or number as required by the context.

Subscription Agreement (with related appendices, schedules and forms)	Page 17 of 17

5.12         This Subscription Agreement will be governed by and construed in accordance with the internal laws of Nevada (without reference to its rules governing the choice or conflict of laws), and the parties hereto irrevocably attorn and submit to the exclusive jurisdiction of the courts of Alberta with respect to any dispute related to this Subscription Agreement.

End of General Provisions

End of Subscription Agreement

CW2015332.1